Exhibit 10.44
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made as of June 27, 2007 between SUNRISE SENIOR LIVING, INC. a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer (the “Administrative Agent”) for itself and certain additional lenders who are or shall be from time to time participating as lenders pursuant to the Credit Agreement as hereinafter defined (collectively with the Administrative Agent, the “Lenders”).
RECITALS
     A. The Lenders have made a Credit Facility available to the Company in the maximum principal sum at any one time outstanding of $250,000,000.
     B. The Credit Facility is governed by a Credit Agreement dated December 2, 2005 as amended by that certain First Amendment to Credit Agreement dated March 6, 2006 and that certain Second Amendment to Credit Agreement dated January 31, 2007 (as amended by this Agreement, and as further amended, modified, substituted, extended and renewed from time to time the “Credit Agreement”) by and between the Company and the Lenders.
     C. The Credit Facility is guaranteed by the Guarantors pursuant to the terms of the Credit Agreement.
     D. The Company and the Lenders have agreed to (i) modify the delivery deadlines for certain financial statements; (ii) increase the applicable interest rate of the Loan until delivery of the delayed financial statements; and (iii) make such other changes to the Credit Agreement as are more particularly set forth herein.
     E. As a condition precedent to the agreements referenced above, the Administrative Agent has required that this Agreement be executed and delivered to the Administrative Agent on behalf of the Lenders.
AGREEMENTS
     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent hereby agree as follows:
     1. The above Recitals are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning under this Agreement.

     2. The Company represents and warrants to the Lender as follows:
          (a) The Company has the power and authority to execute and deliver this Agreement and perform its obligations hereunder;
          (b) The Credit Agreement, as amended by this Agreement, and each of the other Loan Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms;
          (c) All of the Company’s representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of the Company’s execution of this Agreement with the exception of representations and warranties regarding financial statements described in Section 6.5 of the Credit Agreement; and
          (d) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Credit Agreement or the other Loan Documents which has not been waived in writing by the Lender.
     3. Section 1.1 (Defined Terms) of the Credit Agreement is hereby modified by amending and restating the definition of “Applicable Rate” in its entirety as follows:
““Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.2:

Pricing Level	Leverage Ratio	Eurodollar Rate Loans Margin (bps)	Base Rate Loans Margin (bps)
I	< 2.25x	170	0
II	≥ 2.25x but < 3.00x	185	25
III	≥ 3.00x but < 3.75x	200	50
IV	≥ 3.75x	250	75
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.2; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section and such failure continues for ten (10) days after written notice thereof to the Company, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.”
     4. The Company hereby acknowledges and agrees that pursuant to the terms of Sections 7.1 and 7.2 of the Credit Agreement the Company is required to deliver to the Administrative Agent certain quarterly and annual financial statements and certain Compliance Certificates within the time period specified therein. The Company, the Administrative Agent and the Lenders hereby agree to modify the delivery dates of: (a) all quarterly financial statements for 2006, (b) quarterly financial statement for the quarters ending March 31, 2007 and June 30, 2007, and (c) the annual financial statement for the Company for the fiscal year ending December 31, 2006, as each such financial statement was to be submitted to the SEC, and (d) the

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Compliance Certificates to be submitted to the Administrative Agent with each such financial statement required pursuant to Section 7.2 of the Credit Agreement (collectively, the “Outstanding Financial Reports”). The modification applies to the quarterly statements for the fiscal quarters ending March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007 and the annual statement for the fiscal year ended December 31, 2006. As amended by this Agreement, the financial statements will be due no later than September 15, 2007.
     5. The Company, the Administrative Agent and the Lenders hereby agree that as of July 1, 2007, the Applicable Rate provided as Pricing Level IV is hereby amended by increasing the Eurodollar Rate Loans Margin from two hundred twenty-five (225) basis points to two hundred fifty (250) basis points. The Borrowers shall continue to pay interest on the Outstanding Amount at the Applicable Rate provided as Pricing Level IV, as amended by this Agreement, under the terms and conditions provided in the Credit Agreement until the date of the delivery to the Administrative Agent of the Outstanding Financial Reports.
     6. The Company, the Administrative Agent and the Lenders hereby agree that commencing with reports for operations during the month of December, 2006 through the date of the delivery to the Administrative Agent of the Outstanding Financial Reports, the Company shall deliver, within forty-five (45) days after the end of each month, internally prepared operating data that reflects revenue, expense, margin, average daily rate and occupancy for only such Senior Living Facilities, on an aggregate basis, in which the Company or its affiliates have an ownership interest and which operated in both the current month and the corresponding month of the previous fiscal year in comparative form for both periods fairly presenting the financial condition of such Senior Living Facility.
     7. As a condition precedent to this Agreement, the Company shall provide to Administrative Agent, in form and detail satisfactory to Administrative Agent: (i) internally prepared financial statements (balance sheet and income statement only) for its fiscal years ending 2005 and 2006 and (ii) an internally prepared projected financial statement for its fiscal year ending 2007. On or before August 15, 2007 the Company will indicate to the Lenders its comfort relative to the projected plan for its fiscal year ending 2007.
     8. The Company, the Administrative Agent and the Lenders hereby agree that the Company shall pay to the Administrative Agent for the account of each Lender that executes this Agreement, in accordance with its Applicable Percentage, a fee equal to twelve and one-half (12.5) basis points.
     9. Except as specifically set forth herein, the terms, provisions and covenants of the Credit Agreement, including, but not limited to, all financial covenants and definitions related thereto, are hereby ratified and confirmed and remain in full force and effect.
     10. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

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     11. By their signatures below, the Guarantors consent to the transactions contemplated by and the agreements made by the Company under this Agreement and ratify, confirm and reissue their guaranty as set forth in the Credit Agreement.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal by their duly authorized representatives as of the date and year first written above.

COMPANY: SUNRISE SENIOR LIVING, INC.
By:	/s/ Carl G. Adams	(Seal)
Carl G. Adams
Treasurer

GUARANTORS: SUNRISE SENIOR LIVING MANAGEMENT, INC.
By:	/s/ Carl G. Adams	(Seal)
Carl G. Adams
Vice President

SUNRISE SENIOR LIVING INVESTMENTS, INC.
By:	/s/ Carl G. Adams	(Seal)
Carl G. Adams
Vice President

SUNRISE DEVELOPMENT, INC.
By:	/s/ Carl G. Adams	(Seal)
Carl G. Adams
Vice President

SUNRISE SENIOR LIVING SERVICES, INC.
By:	/s/ Carl G. Adams	(Seal)
Carl G. Adams
Vice President

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Kristine Thennes		(Seal)
	Name:	Kristine Thennes
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Michael J. Landini	(Seal)
Michael J. Landini
Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Frank S. Kaulback III
Frank S. Kaulback III
Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Sam L. Dendrinos
Sam L. Dendrinos
Senior Vice President

HSBC BANK USA, N.A., as a Lender
By:	/s/ Jeffrey M. Henry
Jeffrey M. Henry
Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender
By:	/s/ Sharon P. O'Brien
Sharon P. O'Brien
Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Douglas T. Brown
Douglas T. Brown
Senior Vice President

CHEVY CHASE BANK, F.S.B., as a Lender
By:	/s/ Ellen-Elizabeth B. Lee
Ellen-Elizabeth B. Lee
Assistant Vice President

FARMERS & MECHANICS BANK, as a Lender
By:	/s/ William W. Drummond
William W. Drummond
Senior Vice President

FIRST HORIZON BANK a division of FIRST TENNESSEE BANK, N.A., as a Lender
By:	/s/ Kenneth W. Rub
Kenneth W. Rub
Vice President

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